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                                                                 Exhibit 5.4


                                  HALE LANE
                         -----ATTORNEYS AT LAW------
            100 West Liberty Street | Tenth Floor | Reno, Nevada 89501
              Telephone (775) 327-3000 | Facsimile (775) 786-6179
                        Website: http://www.halelane.com


                               May 15, 2003



Rexnord Corporation                          Rexnord, Ltd.
4701 Greenfield Avenue                       4701 Greenfield Avenue
Milwaukee, WI 53214                          Milwaukee, WI 53214


Latham & Watkins                             Rexnord Puerto Rico Inc.
53rd at Third                                4701 Greenfield Avenue
885 Third Avenue                             Milwaukee, WI 53214
New York, NY 10022-4802


     Re: REGISTRATION STATEMENT ON FORM S-4 RELATING TO $225,000,000 AGGREGATE
         PRINCIPAL AMOUNT OF 10 1/8% SENIOR SUBORDINATED NOTES DUE 2012


Ladies and Gentlemen:

     In connection with the registration of $225,000,000 aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2012 (the "Securities") by Rexnord Corporation, a Delaware corporation (the "Company"), and the guarantees of the Securities set forth in Section 11 of the Indenture (the "Guarantees") by each of the entities listed on Schedule A hereto (the "Guarantors"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 9, 2003, and amended on March 19, 2003, April 17, 2003, May 14, 2003 and May 15, 2003 (File No. 333-102428), (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to an indenture dated as of November 25, 2002 (the "Indenture") by and among the Company, each of the Guarantors and Wells Fargo Bank Minnesota, National Association, as
Trustee (the "Trustee"). The Securities and the Guarantees will be issued in exchange for the Company's outstanding 10 1/8% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture and the Securities are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

     In our capacity as your Nevada special counsel in connection with such registration, we are familiar with the proceedings taken by Rexnord, Ltd., a Nevada Corporation, and Rexnord Puerto Rico Inc., a Nevada corporation (collectively, the "Covered Guarantors"), in connection


                       HALE LANE PEEK DENNISON AND HOWARD
       LAS VEGAS OFFICE: 2300 West Sahara Avenue | Eighth Floor | Box 8 |
       Las Vegas, Nevada 89102 | Phone (702) 222-2500 | Fax (702) 365-6940
  CARSON CITY OFFICE: 777 East William Street | Suite 200 | Carson City, Nevada
                  89701 | Phone (775) 684-6000 | Fax (775) 684-6001


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May 15, 2003
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with the authorization and issuance of the Guarantees and, in rendering the opinions which follow, have examined and relied upon the following documents:

     (a)  The Indenture;

     (b) A copy of the Articles of Incorporation of Rexnord Ltd. filed with the Secretary of State of Nevada on September 3, 1970, and a Certificate of Amendment thereto filed with the Secretary of State of Nevada on March 15, 1973;

     (c) A copy of the Bylaws of Rexnord, Ltd. adopted by Rexnord, Ltd. on September 14, 1970;

     (d)  Written Consent of Directors of Rexnord, Ltd. dated November 25, 2002;

     (e)  Certificate of Officer of Rexnord, Ltd. dated November 25, 2002;

     (f) Certificate of Existence as to Rexnord, Ltd. issued by the Nevada Secretary of State on November 19, 2002 ("Rexnord, Ltd. Good Standing Certificate");

     (g) A copy of the Articles of Incorporation of Rexnord Puerto Rico filed with the Secretary of State of Nevada on June 14, 1978;

     (h) A copy of the Bylaws of Rexnord Puerto Rico certified by an officer of Rexnord Puerto Rico;

     (i) Written Consent of Directors of Rexnord Puerto Rico dated November 25, 2002;

     (j) Certificate of Officer of Rexnord Puerto Rico dated November 25, 2002; and

     (k) Certificate of Existence as to Rexnord Puerto Rico issued by the Nevada Secretary of State on November 21, 2002 ("Rexnord Puerto Rico Good Standing Certificate").

     In addition, we have made such legal and factual examinations and inquires, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Nevada and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.


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May 15, 2003
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     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof the execution and delivery of the Indenture in which the Guarantees are set forth have been duly authorized by all necessary corporate action of the respective Covered Guarantor and the Indenture has been duly executed and delivered by the Covered Guarantors.

     We have no responsibility or obligation to update this opinion, to consider its applicability or correctness to any Person other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" contained in the prospectus contained therein.



                                       Very truly yours,

                                       /s/ Hale Lane Peek Dennison and
                                       Howard Professional Corporation